EXHIBIT 21.1
LIST OF REGISTRANT'S SUBSIDIARIES

Subsidiaries of Registrant (All 100% owned)	Country of Organization

Beijing DeepMap Chuxing Technology Co., Ltd.	China
Beijing Mellanox Technologies Co. Ltd.	China
Bright Computing B.V.	Netherlands
Bright Computing Holding B.V.	Netherlands
Bright Computing, Inc	United States
Cigol Digital Systems Ltd.	Israel
Cumulus Networks India LLP	India
Cumulus Networks, Inc	United States
DeepMap Cayman Limited	Cayman Island
DeepMap GmbH i.L.	Germany
DeepMap (Guangzhou) Chuxing Technology Co., Ltd.	China
DeepMap HongKong Limited	Hong Kong
DeepMap US LLC	United States
Icera LLC	United States
Icera Semiconductor LLC	United States
JAH Venture Holdings, Inc.	United States
LPN Facilitator LLC	United States
Mellanox Technologies Belfast Ltd. (fka Titan IC Systems Ltd.)	UK-Northern Ireland
Mellanox Technologies Denmark ApS (fka Iptronics A/S)	Denmark
Mellanox Technologies Distribution, Ltd.	Israel
Mellanox Technologies India Private Limited	India
Mellanox Technologies Silicon Photonics, Inc. (fka Kotura, Inc.)	United States
Mellanox Technologies Singapore Pte. Ltd. (Singapore)	Singapore
Mellanox Technologies Sweden AB (fka OptiGOT AB)	Sweden
Mellanox Technologies UK Holdings Ltd.	United Kingdom
Mellanox Technologies UK Ltd. (fka Voltaire (UK) Ltd.)	United Kingdom
Mellanox Technologies Ukraine LLC	Ukraine
Mellanox Technologies, Inc	United States
Mellanox Technologies, Ltd	Israel
NVentures LLC	United States
NVIDIA (BVI) Holdings Limited	Virgin Islands, British
NVIDIA ARC GmbH	Germany
NVIDIA Brasil Computação Visual Limitada	Brazil
NVIDIA Bulgaria EOOD	Bulgaria
NVIDIA Corporation	United States
NV Computing Mexico S de R L de CV	Mexico
NVIDIA Development France SAS	France
NVIDIA Development UK Limited	United Kingdom
NVIDIA Development, Inc.	Canada
NVIDIA Dutch B.V.	Netherlands
NVIDIA Entertainment Devices (Shanghai) Co., Ltd	China
NVIDIA FZ-LLC	United Arab Emirates

EXHIBIT 21.1
LIST OF REGISTRANT'S SUBSIDIARIES

NVIDIA GK	Japan
NVIDIA GmbH	Germany
NVIDIA Graphics Holding Company	Mauritius
NVIDIA Graphics Private Limited	India
NVIDIA Helsinki Oy	Finland
NVIDIA Hong Kong Development Limited	Hong Kong
NVIDIA Hong Kong Holdings Limited	Hong Kong
NVIDIA International Holdings Inc.	United States
NVIDIA International, Inc.	United States
NVIDIA International Technology LLC	United States
NVIDIA Israel Technologies Ltd (fka NVIDIA Israel Ltd)	Israel
NVIDIA Italy S.r.l.	Italy
NVIDIA Ltd.	United Kingdom
NVIDIA New Zealand Limited	New Zealand
NVIDIA Poland sp.z o.o	Poland
NVIDIA Pty Limited	Australia
NVIDIA Saudi Limited	Saudi Arabia
NVIDIA Semiconductor (Shenzhen) Co., Ltd.	China
NVIDIA Semiconductor Holding Company	Mauritius
NVIDIA Semiconductor Shenzhen Holding Company	Mauritius
NVIDIA Semiconductor Technical Service (Shanghai) Co., Ltd.	China
NVIDIA Semiconductor Technology (Beijing) Co., Ltd.	China
NVIDIA Semiconductor Technology (Shanghai) Co., Ltd.	China
NVIDIA Singapore Development Pte. Ltd.	Singapore
NVIDIA Singapore Pte Ltd	Singapore
NVIDIA Switzerland AG	Switzerland
NVIDIA Technical Service (Beijing) Co., Ltd.	China
NVIDIA Technology UK Limited	United Kingdom
NVIDIA (Thailand) Ltd	Thailand
Oski Technology Hungary Korlátolt Felelősségű Társaság	Hungary
Oski Technology, Inc	United States
Oski Technology Private Limited	India
SwiftStack, Inc	United States
VC Worldwide Ltd.	Virgin Islands, British